Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Mezey Howarth Racing Stables, Inc.

We hereby consent to the inclusion in this Registration Statement on form SB-2 for Mezey Howarth Racing Stables, Inc., relating to the consolidated financial statements of Mezey Howarth Racing Stables as of July 31, 2007 and for the period from inception to March 18, 2007.  We also consent to the reference to our firm under the caption "Experts".

/s/ McKennin Wilson & Morgan

Irvine, CA
August 6, 2007